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                          EL PASO ENERGY PARTNERS, L.P.
          EL PASO ENERGY PARTNERS FINANCE CORPORATION, AS THE ISSUERS,

                                       AND

             THE SUBSIDIARIES PARTY HERETO, AS SUBSIDIARY GUARANTORS

                                       AND

           JPMORGAN CHASE BANK, A NEW YORK STATE BANKING CORPORATION,
                             AS SUCCESSOR TRUSTEE TO
   THE CHASE MANHATTAN BANK, A NEW YORK STATE BANKING CORPORATION, AS TRUSTEE

                              --------------------

                          SECOND SUPPLEMENTAL INDENTURE

                           DATED AS OF APRIL 18, 2002

                                       TO

                                    INDENTURE

                            DATED AS OF MAY 17, 2001

                              --------------------

               8 1/2% SERIES A SENIOR SUBORDINATED NOTES DUE 2011
               8 1/2% SERIES B SENIOR SUBORDINATED NOTES DUE 2011





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                          SECOND SUPPLEMENTAL INDENTURE

         THIS SECOND SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of April 18, 2002 is by and among El Paso Energy Partners, L.P., a Delaware limited partnership (the "Partnership"), El Paso Energy Partners Finance Corporation, a Delaware corporation (formerly Leviathan Finance Corporation), the guarantor parties hereto, and JPMorgan Chase Bank, a New York state banking corporation, as successor trustee to The Chase Manhattan Bank, a New York state banking corporation, as Trustee.

                                   WITNESSETH:

         WHEREAS, the Issuers, the Subsidiary Guarantors and the Trustee entered into an Indenture, dated as of May 17, 2001 (as in effect on the date hereof, the "Indenture"), relating to the 8 1/2% Series A Senior Subordinated Notes due 2011 and the 8 1/2% Series B Senior Subordinated Notes due 2011;

         WHEREAS, Argo I, L.L.C., a Delaware limited liability company ("Argo I") and Argo, L.L.C., a Delaware limited liability company ("Argo"), were previously Unrestricted Subsidiaries under the Indenture;

         WHEREAS, the Partnership desires to redesignate Argo I and Argo as Restricted Subsidiaries and, accordingly, cause such subsidiaries to become Subsidiary Guarantors under the Indenture pursuant to the terms of this Supplemental Indenture;

         WHEREAS, Hattiesburg Gas Storage Company, a Delaware general partnership ("Hattiesburg Storage" and, collectively with Argo and Argo I, the "New Guarantors") is a Restricted Subsidiary of the Partnership and shall become a Subsidiary Guarantor under the Indenture pursuant to the terms of this Supplemental Indenture;

         WHEREAS, this Supplemental Indenture is executed and delivered pursuant to Sections 4.14 and 11.01 of the Indenture;

         WHEREAS, the Issuers, the Subsidiary Guarantors (which term includes the New Guarantors) and the Trustee desire to enter into this Supplemental Indenture to provide for the New Guarantors' guarantee of payment on the same terms and conditions as the Guarantees by the other Subsidiary Guarantors; and

         WHEREAS, all conditions precedent provided for in the Indenture relating to this Supplemental Indenture have been complied with.

         NOW, THEREFORE, in consideration of the premises herein contained, and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the Issuers, the Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and proportionate benefit of all Holders of the Notes as follows:

               SECTION 1. INCORPORATION OF INDENTURE; DEFINITIONS

         1.1 INCORPORATION OF INDENTURE. This Supplemental Indenture constitutes a supplement to the Indenture, and the Indenture and this Supplemental Indenture shall be read together and shall have effect so far as practicable as though all of the provisions thereof and hereof are contained in one instrument.

         1.2 DEFINITIONS. All capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to such terms in the Indenture.

                       SECTION 2. SUPPLEMENTAL PROVISIONS

         2.1 UNCONDITIONAL GUARANTEE. Subject to the provisions of Article 11 of the Indenture, the New Guarantors shall be Subsidiary Guarantors under the terms of the Indenture and hereby unconditionally guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the Obligations of the Issuers under the Indenture or the Notes, that:

         (a) the principal of, premium, interest and Liquidated Damages, if any, on the Notes shall be promptly paid in full when due, whether at the maturity or interest payment or mandatory redemption date, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, interest and Liquidated Damages, if any, on the Notes, if any, if lawful, and all other Obligations of the Issuers to the Holders or the Trustee under the Indenture and the Notes shall be promptly paid in full or performed, all in accordance with the terms of the Indenture and the Notes; and

         (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors shall be jointly and severally obligated to pay the same immediately.

         The New Guarantors hereby agree that their obligations hereunder and under the Indenture shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions of the Indenture and the Notes, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor. The New Guarantors hereby waive diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever and covenant that the Guarantees shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture.

         If any Holder or the Trustee is required by any court or otherwise to return to the Issuers or Subsidiary Guarantors, or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuers or Subsidiary Guarantors, any amount paid by either to the Trustee

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or such Holder, these Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect. The New Guarantors agree that they shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed under the Indenture until payment in full of all obligations guaranteed under the Indenture.

         The New Guarantors further agree that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand,
(x) the maturity of the Obligations guaranteed under the Indenture may be accelerated as provided in Article 6 of the Indenture for the purposes of these Guarantees, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed under the Indenture, and (y) in the event of any declaration of acceleration of such Obligations as provided in Article 6 of the Indenture, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of these Guarantees. The New Guarantors agree that the Subsidiary Guarantors shall have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under these Guarantees.

         2.2 OTHER GUARANTEE TERMS. The New Guarantors hereby confirm, adopt and acknowledge each of the provisions of the Indenture relating to the Subsidiary Guarantors and the Guarantees, including, but not limited to, Articles 4 and 11 thereof.

                            SECTION 3. MISCELLANEOUS

         3.1 COUNTERPARTS. This Supplemental Indenture may be signed in counterparts and by the different parties hereto in separate counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

         3.2 SEVERABILITY. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         3.3 HEADINGS. The headings of the sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

         3.4 SUCCESSORS. All agreements of the Issuers and the Subsidiary Guarantors in this Supplemental Indenture shall bind their respective successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

         3.5 GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         3.6 FULL FORCE AND EFFECT. The Indenture, as supplemented by this Supplemental Indenture, remains in full force and effect and is hereby ratified and confirmed as the valid and

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binding obligation of the parties hereto.

         3.7 TRUSTEE. The Trustee accepts the modifications of trusts referenced in the Indenture and effected by this Supplemental Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals herein contained, which shall be taken as the statements of the Issuers and the Subsidiary Guarantors, and the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity or execution or sufficiency of this Supplemental Indenture, and the Trustee makes no representation with respect thereto.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]



















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         IN WITNESS WHEREOF, the parties hereto have executed this Supplemental
Indenture as of the date first above written.


EL PASO ENERGY PARTNERS, L.P.                     EL PASO ENERGY PARTNERS
     by its general partner                       FINANCE CORPORATION
     EL PASO ENERGY PARTNERS
     COMPANY

By:    /s/ D. Mark Leland                         By:    /s/ D. Mark Leland
Name:  D. Mark Leland                             Name:  D. Mark Leland
Title: Senior Vice President                      Title: Senior Vice President
       and Controller                                    and Controller


JP MORGAN CHASE BANK, as successor trustee


By:    /s/ Mauri J. Cowen
Name:  Mauri J. Cowen
Title: Vice President and Trust Officer






















                     [Supplemental Indenture Signature Page]

NEW GUARANTORS:

HATTIESBURG GAS STORAGE COMPANY
ARGO I, L.L.C.
ARGO, L.L.C.


By:    /s/ D. Mark Leland
Name:  D. Mark Leland
Title: Senior Vice President and Controller of each such entity





















                     [Supplemental Indenture Signature Page]

Each of the undersigned hereby ratifies and confirms its respective obligations under the Indenture, as supplemented by this Supplemental Indenture:

                           ARGO II, L.L.C.
                           THE CHACO LIQUIDS PLANT TRUST,
                                by EL PASO ENERGY PARTNERS OPERATING
                                COMPANY, L.L.C., solely in its capacity as trustee of the Chaco Liquids Plant Trust
                           CRYSTAL HOLDING, L.L.C.
                           DELOS OFFSHORE COMPANY, L.L.C.
                           East Breaks Gathering Company, L.L.C.
                           EL PASO ENERGY PARTNERS DEEPWATER, L.L.C.
                           EL PASO ENERGY PARTNERS OIL TRANSPORT, L.L.C.
                           EL PASO ENERGY PARTNERS OPERATING COMPANY, L.L.C. EPN NGL STORAGE, L.L.C.
                           FIRST RESERVE GAS, L.L.C.
                           FLEXTREND DEVELOPMENT COMPANY, L.L.C.
                           GREEN CANYON PIPE LINE COMPANY, L.P.
                           HATTIESBURG INDUSTRIAL GAS SALES, L.L.C.
                           High Island Offshore System, L.L.C.
                           MANTA RAY GATHERING COMPANY, L.L.C.
                           PETAL GAS STORAGE, L.L.C.
                           POSEIDON PIPELINE COMPANY, L.L.C.
                           VK DEEPWATER GATHERING COMPANY, L.L.C.
                           VK-MAIN PASS GATHERING COMPANY, L.L.C.


                           By:    /s/ D. Mark Leland
                           Name:  D. Mark Leland
                           Title: Senior Vice President and Controller
                                  of each such entity